As filed with the Securities and Exchange Commission on November 21, 2006
Registration No. 333-25245

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 2
TO FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
SkillSoft Public Limited Company
(Exact Name of Registrant as Specified in Its Charter)

Republic of Ireland (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)

107 Northeastern Boulevard Nashua, New Hampshire (Address of Principal Executive Offices)	03062 (Zip Code)
1996 SUPPLEMENTAL STOCK PLAN
(Full Title of the Plan)
Charles E. Moran
President and Chief Executive Officer
SkillSoft Public Limited Company
107 Northeastern Boulevard
Nashua, New Hampshire 03062
(Name and Address of Agent For Service)
(603) 324-3000
(Telephone Number, Including Area Code, of Agent For Service)
Copies to:
Patrick J. Rondeau, Esq.
WilmerHale
60 State Street
Boston, MA 02109

Explanatory Note:
     This Post-Effective Amendment No. 2 to Registration Statement on Form S-8, File No. 333-25245 (the “Registration Statement”) is being filed to deregister certain Ordinary Shares of SkillSoft Public Limited Company (the “Company”) that were registered pursuant to the Company’s 1996 Supplemental Stock Plan (the “Plan”).
     The Registration Statement registered 14,000,000 (as adjusted for stock splits occurring subsequent to the filing of the Registration Statement) Ordinary Shares issuable under the Plan. Post-Effective Amendment No. 1 to the Registration Statement amended the Registration Statement to deregister 3,898,446 Ordinary Shares reserved for issuance under the Plan. The Registration Statement is hereby further amended to deregister an additional 1,400,000 Ordinary Shares reserved for issuance under the Plan that remain unsold.
SIGNATURE
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, State of New Hampshire on November 21, 2006.

SKILLSOFT PUBLIC LIMITED COMPANY
By:	/s/ Charles E. Moran
Charles E. Moran
President and Chief Executive Officer